CONTENT USER AGREEMENT

     This agreement ("Agreement") is entered into by and between Lineup Technologies, Inc., a content syndication and internet media company, ("Lineup Technologies, Inc."), and Fetchomatic Global Internet Inc. ("Customer"), and shall become effective upon the date of Lineup Technologies, Inc.'s execution ("Effective Date").

1.     DEFINITIONS.
"Content" means any and all materials (including but not limited to video, text, information, data, images, still and moving, search boxes, product offerings and sound recordings), and any portion thereof, Lineup Technologies, Inc. provides to Customer as further defined in Schedule 1.
"Customer's Site" means Customer's Internet site at URL:www.fetchomatic.com and any successor to such site provided it is of the same branding as the aforementioned URL.
"Content Provider" means the entities that license Content to Lineup Technologies, Inc.
"Usage Restrictions" means the conditions and requirements on use and storage of Content (including but not limited to proprietary notices) that accompany such Content, as listed in Sections 2, 5 and Schedule 1.
"Development Fees" are the fees charged for Lineup Technologies, Inc. Development Services.
"Development Services" means production account development work (as specified on Schedule 1 of this Agreement) by Lineup Technologies, Inc.
"Lineup Technologies, Inc. Launch" means completion of all Development Services and delivery of all Content to Customer.
"Partial Lineup Technologies, Inc. Launch" means the completion of a portion of the Development Services and/or the delivery of a portion of the Content referenced in Schedule 1. In the event of a Partial Lineup Technologies, Inc Launch, Customer will be billed for the Content delivered.
"Co-Branded Content" means Content hosted on Content Provider server for Customer.
"Marks" means the trademarks, service marks, and trade names, whether or not registered, identifying or used in connection with the subject matter of this Agreement.
"PlayerPage" means a branded web page created by Lineup that displays or frames the Content, as more fully described above.

2.     USE  OF  CONTENT.

2.1 License Grant. Subject to the terms of this Agreement and compliance with all Usage Restrictions, Lineup Technologies, Inc. hereby grants to Customer a worldwide, non-exclusive, non-transferable (except as set forth in Section
12), non-sublicensable license during the Term to access the Content and to use, publicly display and digitally perform Content and marks only on Customer'' Site.
2.2 Restrictions. Except as expressly set forth in Section 2.1, Customer may not, directly or indirectly:
(a) sell, modify, edit, rent, translate, copy, display, perform,, publish, transmit, distribute or otherwise disseminate the Content;
(b) remove, conceal or obliterate any copyright or other proprietary notice or any credit-line or date-line included on Content;
(c) display the identity of another entity in such a way that creates a reasonable impression that such entity is the creator or publisher of the Content;
(d)     store  any  Content  for  longer  than  specified  on  Schedule  1;  or
(e) make any warranties, representations, or sign any documentation on behalf of Lineup Technologies, Inc. or its Content Providers.
2.3 Duties. Customer has no obligation to display Lineup Technologies, Inc. content. If Customer does display content, Customer will:
(a)     use  the  Content  in  accordance  with  all  applicable  laws;
(b) display the Content only in the exact form in which it is received by Customer (excluding reasonable changes to format);
(c) display the Content in the Playerpage with the logo of the content creator;
(d) comply with any and all Usage Restrictions as further defined in Section 2.2, 4.1 and 5;
(e) post a general disclaimer to all persons that access Customer's Site ("Users") stating that the Content may not be duplicated, distributed, published, transferred, transmitted, copied, altered, sold, sued to create derivative works or otherwise misused;

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(f)     as soon as reasonably possible, and in any event within two (2) business days, cease use of Content upon receipt of notice from Lineup Technologies, Inc. in the event that Lineup Technologies, Inc. receives notice from its Content Providers that any or all of the Content is or may be infringing on a third party's rights or any Usage Restrictions; and
(g) ensure that Customer's Site is free from any pornographic, defamatory, obscene, profane, illegal, racist or hateful material.

3.     OWNERSHIP.
As between the parties, Lineup Technologies, Inc. and its Content Providers exclusively retain all patent, design right, copyright, trademark, service mark (and any application or registration respecting the foregoing), database right, trade secret, know-how and/or other present or future intellectual property right of any type, wherever in the world enjoyable (collectively "Intellectual Property Rights"), whether now existing or hereinafter devised, to the trademarks, service marks, and trade names, whether or not registered, identifying or used in connection with the subject matter of this Agreement (collectively the "Marks"), services, Content, and any portion and all compilations thereof. Customer shall retain all ownership rights in its own patents, design rights, trademarks, trade names, service marks and copyrights, whether registered or not, used in connection with the subject matter of this Agreement.

4.     CONFIDENTIAL  INFORMATION.
4.1 Nondisclosure. All business, technical and financial information exchanged between Customer and Lineup Technologies, Inc. in connection with this Agreement, except for the Content, and the terms of this Agreement shall be treated as confidential information ("Confidential Information"). During the Term and or a period of two (2) years after the termination or expiration of this Agreement, neither Customer nor Lineup Technologies, Inc. shall disclose any Confidential Information to any third party or use any Confidential Information except in the extent necessary to carry out obligations under this Agreement and only under confidentiality obligations substantially equivalent to those in this Agreement.
4.2 Exclusions. Customer's and Lineup Technologies, Inc.'s nondisclosure obligation shall not apply to information that either party can document: (a) is or becomes generally available to the public through no improper direct or indirect action or inaction by Customer or Lineup Technologies, Inc.; (b) is independently developed by Customer or Lineup Technologies, Inc.; or (c) is required to be disclosed by operation of law, provided that the party required to disclose gives notice to the other party prior to disclosure in order for the other part to seek appropriate confidential treatment of such information. Because of the unique and proprietary nature of the Confidential Information, either party shall be entitled to seek injunctive relief in addition to all other remedies available in law or equity in the event of any breach of Section 4.
4.3     Press  Releases/Customer  Lists/Marketing  Materials
Customer may issue a press release regarding the existence of this Agreement using Lineup Technologies, Inc.'s name only with the consent of Lineup Technologies, Inc., which shall not be unreasonably withheld.

Customer gives Lineup Technologies, Inc. permission to mention Customer's name in a standard customer list, to use Customer's logo and Customer's website or wireless site images in Lineup Technologies, Inc. marketing and promotional material, including but not limited to Lineup Technologies, Inc. presentations, demonstrations, collateral and on Lineup Technologies, Inc.'s website. Customer gives Lineup Technologies, Inc. the right to use descriptions of the services and products Customer is licensing from Lineup Technologies, Inc. and how Customer is using such services and products in Lineup Technologies, Inc. marketing and promotional material. Customer gives Lineup Technologies, Inc. the right to include Customer's name and the existence of this Agreement in a press release subject to Customer's permission.

5.     CREDITS  AND  BRANDING.
In addition to posting all notices required by the User Restrictions in Section 2.2, Customer shall insert, on each full-text page of Content, the following:
(a)     a  Customer-hosted link to Lineup Technologies, Inc.'s Legal Disclaimer;
(b)     the  notice,  "Copyright  (year)  Lineup  Technologies,  Inc.";
(c) subject to guidelines of size and placement, the Marks of each Content Provider and the copyright notice of each Content Provider, on any page containing Content of such Content Provider.

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6.     FEES  &  CHARGES
6,1 Net 30 Days. Customer shall pay all Lineup Technologies, Inc. fees set forth in Schedule 1 in US dollars within 30 days of Lineup Technologies, Inc. invoice date.
6.2 Development Fees. Development Fees are non-refundable and are invoiced to the customer immediately upon the execution of this Agreement.
6.3 Monthly Fees. Monthly Fees are billed quarterly in advance and commence upon Lineup Technologies, Inc. Launch, or Partial Lineup Technologies, Inc. Launch if applicable. Payment responsibility of quarterly Fees is not contingent upon Customer's use of Content.
6.4 Customer Supplied Templates. In the event Customer is required to supply Lineup Technologies, Inc. with templates (ie. Lineup Technologies, Inc. is hosing Customer's content or Customer licenses Co-branded Content), Customer shall deliver such templates to Lineup Technologies, Inc. within five (5) business days after signing this Agreement. If customer fails to deliver such templates within five (5) business days and Lineup Technologies, Inc. has completed all Development Services, Lineup Technologies, Inc. will launch a standard Playerpage, Lineup Technologies, Inc. Launch will be recognized, and billing will commence.

7.     WARRANTY  DISCLAIMER.
NEITHER LINEUP TECHNOLOGIES, INC. NOR CONTENT PROVIDERS MAKE ANY WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, FOR ANY CONTENT OR SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OR MERCHANTABILITY, FITNESS FOR A
PARTICULAR PURPOSE OR NON-INFRINGEMENT. IN THE EVENT THAT SOME OF THE AFOREMENTIONED WARRANTIES MAY NOT BE DISCLAIMED AS A MATTER OF LAW, THE SCOPE AND DURATION OF SUCH WARRANTIES WILL BE THE MINIMUM REQUIRED UNDER SUCH LAW.

8.     LIMITATION  OF  LIABILITY.
EXCEPT  AS  SET  FORTH IN SECTION 10 OR IN THE EVENT OF A BREACH OF SECTION 2.2,
4.1 OR 5, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (1) THE LESSER OF $10,000 OR OF THE AMOUNT OF FEES PAID (II) ANY SPECIAL, INDIRECT, INCIDENTAL CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, OR (III) PROCUREMENT OF SUBSTITUTE GODS OR SERVICES.

9.     INDEMNIFICATION.
9.1 Indemnification by Customer. customer will indemnify and hold Lineup Technologies, Inc. and its officers, directors, employees, stockholders and Content Providers harmless from and against any and all third party claims, liability, losses, costs and expenses (including reasonable attorney's fees) incurred by Lineup Technologies, Inc. arising in connection with: (1) customer's Site excluding the Content; (ii) customer's use, misuse or abuse of Content in breach of this Agreement; or (iii) Customer's breach of Section 4.1.
9.2 Indemnification by Lineup Technologies, Inc. Lineup Technologies, Inc. will indemnify and hold Customer and its officers, stockholders, directors and employees harmless from and against any and all claims, liability, losses, costs and expenses (including reasonable attorney's fees) incurred by Customer arising from (i) any Content or Mark which, as provided to customer by Lineup Technologies, Inc., infringes any third party intellectual property rights; provided that (a) the relevant claim does not arise from any modification to the Content or Lineup Technologies, Inc. Marks made by Customer or any person receiving the Content through customer; or (b) the relevant claim does not concern Content that Lineup Technologies, Inc. notified Customer in advance not to use, purchase to Section 2.3(c) and (ii) Lineup Technologies, Inc.'s breach of Section 4.1.
9.3 Notice of and Restrictions on Indemnification. A party seeking indemnification pursuant to this Section (an "Indemnified Party") from or against the assertion of any threats, claims and proceedings by a third person (a "Third Person Assertion"), must give the other party: (i) prompt notice of all third Party Assertions related thereto, (ii) reasonable assistance to the party from whom indemnification is sought (the "Indemnifying Party"), and (iii) control over such defense or settlement as a condition to receiving indemnification. The Indemnified Party may participate in the defense or settlement of any Third Person Assertion at its own expense, however, the Indemnifying Party will not be responsible for any settlement it does not approve in writing.

10.     TERM
This Agreement has an initial term of 12 months. The Term commences upon Lineup Technologies, Inc. Launch. In the event of a Partial Lineup Technologies, Inc. Launch, the Term commences upon Lineup Technologies, Inc.

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Launch  (the  completion  of  all  Development  Services and the delivery of all
Content referenced in Schedule 1 of this Agreement). The Term shall renew for subsequent 12-month periods (thereafter the "Term") unless either party gives the other party at least 30 days' advance written notice of intent not to renew for an additional term prior to expiration of the then current Term.

11.     TERMINATION.
11.1 Material Breach. Either party may terminate this Agreement immediately, without further obligation to the other party (except as set forth in Section 11.3) in the event of: (a) any material breach of the Agreement by the other party that is not remedied within 30 days of receipt of written notice of such breach in writing; and (b) Either party may terminate this Agreement with five (5) days written notice for any breach of Section 2.2(a) (b) (d) or
(e),  4.1,  5(d)  or  6  that  is  not  cured  within  five  (5)  days.
11.2 Bankruptcy. Either party may terminate this Agreement in the event of an assignment for the benefit of its creditors or the filing of a voluntary or involuntary petition under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import in connection with the other party, or the appointment of a trustee or receiver for the other party or its property.
11.3 Withdrawal of a Service. Customer's use of all Content is subject to Content Provider final approval. Lineup Technologies, Inc. may cancel, modify or delay all or party of the content where Lineup Technologies, Inc. is unable to continue to provide all or part of the Lineup Technologies, Inc. Services due to modifications or terminations by the Content Providers; provided that Lineup Technologies, Inc. shall: (a) provide Customer with 30 days notice whenever possible; (b) replace such Content with substantially similar services or Content; or (c) refund Customer any Monthly Fees paid in advance for the unused and canceled part of the Content. If, after a good-faith effort to find substitute Content, Customer and Lineup Technologies, Inc. reasonably determine that such change materially affects Customer, Customer may terminate this Agreement with 30 days written notice.
11.4 Replacing Content. Customer may replace Lineup Technologies, Inc. Content only with Lineup Technologies, Inc.'s prior approval and Customer must an Addendum to this Agreement and provide 30 days written notice. Customer acknowledges that it may be subject to Development Fees and additional Monthly Fees if Customer decides to replace its originally selected Content. If Customer wishes to replace Content, Customer must sign an addendum to this agreement and provide 30 days written notice. Notwithstanding the foregoing, customer acknowledges that in cases where it is merely dissatisfied with content, having to replace Content does not constitute Lineup Technologies, Inc.'s material breach of this Agreement.
11.5 Early Termination. This Agreement is a lump sum contract. If Customer wishes to terminate this Agreement prior to the expiration of the Term for a reason not specified in 11.1, 11.2, 11.3 or 11.4, it may do so at any time by giving 30 days written notice and by paying its outstanding account balance plus all Monthly Fees otherwise payable through the remainder of the Term.
11.6 Obligations Upon Termination. Promptly upon termination of this Agreement for any reason, Customer will delete or destroy any Content stored or otherwise in its possession, custody or control and, if applicable, remove the Lineup Technologies, Inc. software from Customer's systems. If required by Lineup Technologies, Inc., an officer of the Customer shall execute a certificate attesting to such deletion or destruction. In the event of Lineup Technologies, Inc.'s material breach of this Agreement, Lineup Technologies, Inc. shall refund Customer prorata portion of Monthly Fees pre-paid by Customer for Content that was not received by Customer prior to termination.
11.7 Survival. The provisions of Sections 3, 4.1, 4.2, 7, 8, 9, 11.5, 11.7, and 13 and the obligation to pay al fees outstanding prior to termination will survive any termination or expiration of this Agreement.

12.     ASSIGNMENT.
This Agreement will be binding upon the parties and their respective successors and assigns. Neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other, except that no such consent is required for assignment to any third party who succeeds to substantially all of the business or assets of either party, provided the assigning party gives written notice. Any transfer in violation of the following shall be null and void.

13.     MISCELLANEOUS
13.1 Relationship of the Parties. This Agreement does not create any joint venture, partnership, agency or fiduciary relationship between the parties.

13.2 Full Integration. This Agreement and all Schedules hereto represent the entire agreement of the parties and supercede all other oral or written understandings regarding the subject matter hereof. This Agreement may not be modified unless expressly agreed to in writing by both parties.
13.3 Governing Law. This Agreement shall be governed in accordance with the internal laws of the State of California. The parties hereby agree to submit to exclusive jurisdiction in San Francisco, California. If any provision is held by a court of competent jurisdiction to be contrary to law, such provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.
13.4 Compliance. Each party shall be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement.
13.5 Force Majeure. Neither party will be liable for any failure to perform any obligation (other than payment obligations) hereunder, or from any delay in the performance thereof, due to causes beyond its reasonable control.
13.6 Non-Exclusivity. Nothing in this Agreement will be deemed to limit or restrict either party from entering into agreements with any other entity covering services similar to the other party or from offering such similar services itself.
13.7 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
13.8 Waiver. The failure of either party at any time to require performance by the other party of any provision herein shall not affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision herein be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.
13.9 Notice. All notices, requests and other communications to any party hereunder will be in writing and will be sent via certified mail to such party at its address set forth below (if to Lineup Technologies, Inc., Attention:
Legal  Department)

Duly  authorized  representative  of
Lineup  Technologies,  Inc.,  Inc.:     Fetchomatic  Global  Internet  Inc.

X  /s/  Joseph  S.  Mauro               X  /s/  Jeffrey  Dale  Welsh
 ------------------------                ---------------------------
Name:  Joseph  S.  Mauro                Name:  Jeffrey  Dale  Welsh
Title:  VP  Business  Development       Title:  President  &  CEO
Date:  1/6/01                           Date:  1/8/01
Address:  2329  South  Purduc           Address:  1521  -  56th  Street
Los  Angeles,  CA  90064                Delta,  B.C,  Canada  V4L  2A9
Fax:  (310)  444-2645

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SCHEDULE  1:     FEES  &  TERMS

SET-UP  FEE:     $500  per  Playerpage
This fee covers standard production account development work, including the creation of a mutually agreed upon Playerpage. Additional or unexpected technical programming and production design work requested by Customer in excess of those mentioned above will be billed at $250.00 an hour. Development Fee is due upon execution of this Agreement.

MONTHLY  CONTENT  FEES  TOTAL:

HOSTING:     Lineup  Technologies,  Inc.
PlayerPage  #1:     NEWS  &  FINANCE  (Business  District)
Customer Acknowledgement (please print)
One  Time  Set-up  fee:     $500
Monthly  Fee:     $1,500
Refresh:     Daily
Providers:     Associated  Press,  InternationalWaters,  Media  1st

Playerpages  #  2-7:     Fetchomatic  choice  of  6  "District"  Installations
     Lineup  recommends  auto,  Health,  Shopping,  Sports,
     Travel,  and  University
One  time  Set-up  Fee:     $500
Monthly  Fee:     $1,500
Refresh:     Updated  as  released  by  provider
Customer Acknowledgement (please print)

PlayerPage  #8:     ENTERTAINMENT  &  ANIMATION  (Arts/Entertainment  District)
One  Time  Set-up  fee:     $500
Monthly  Fee:     $1,500
Refresh:     Updated  as  released  by  creators,  no  less  than  weekly
Providers:     Movie  Trailers  with  an  option  to  select  up to 5 additional providers

Streaming  Package:     Minimum  25,000  megabytes  per  month  ($.04  per  mb)
Overage  Charge:     $.06  per  megabyte  over  25,000
Minimum  Monthly  Fee:     $1,000
Estimated  Launch  Date:     January  15,  2001
Customer Acknowledgement (please print)

ADVERTISING  REVENUE  SHARE

The Company shall pay to Lineup fifty percent (50%) of the Net Advertising Revenue paid to Company for Advertisements displayed on PlayerPages. "Net Advertising Revenues" means the total revenue received by a party for Advertisements, less any costs related to the creation, obtaining and delivery of Advertisements, including without limitation data analysis, licensing, sales or agency commissions, hosting costs, bad debts and payments to third parties related to such Advertisements. Such expenses shall not exceed thirty percent (30%) of the total revenue received by a party for Advertisements.

SPECIAL  PRICING  CONDITIONS:

Playerpages  #1-#7:     Waive  Set-up  Fee
     Waive  monthly  fee  for  One-Year

PlayerPage  #8:     Set-up  Fee:  $500.00
     Reduce  Monthly  Fee  to  $1,000  for  months  1-6
     Monthly  Fee  months  7-12  $1,500

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Streaming  Package:     Waive  overage  charge  for first term, thus keeping per
megabyte  charge  at  $.04

Estimated  Total:     Months 1-6     $2,000 plus 50% of Net Advertising and $.04
per  megabyte  overage.

     Months  7-12     $2,500  plus  50% of Net Advertising and $.04 per megabyte overage.

Estimated Launch Date: Indicates the latest date that specified Content will be launched by Lineup Technologies, Inc. ("Estimated Launch Date"). If Content is launched prior to Estimated launch Date, Monthly Fees will commence on date Content is actually launched (Lineup Technologies, Inc. Launch or Lineup Technologies, Inc. Partial Launch). If specified Content is launched after Estimated launch Date, Monthly Fees will commence on date Content is actually launched (Lineup Technologies, Inc. Launch or Lineup Technologies, Inc. Partial Launch). Lineup Technologies, Inc.'s failure to launch Content by Estimated launch Date does not constitute a material breach of this Agreement.